Exhibit 99.1

Joseph Hess
301 North Ocean Blvd.
Pompano Beach, Florida 33602
October 20, 2006

Wireless Holdings, Inc.
301 North Ocean Blvd.
Pompano Beach, Florida 33602

Attention: Board of Directors

Ladies and Gentlemen:

In accordance with the terms and provisions of that certain Agreement of Merger and Plan of Reorganization, dated as of October 17, 2006, among H2Diesel, Inc., Wireless Acquisition Holdings Corp. and Wireless Holdings, Inc. (the “Company”), I hereby resign from all positions I hold as an officer of the Company effective immediately. Furthermore, I resign as a member of the Board of Directors of the Company effective only and immediately upon compliance by the Company with the provisions of Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder.

This resignation is not the result of a disagreement with management regarding the operations, policies or practices of the Company.

Sincerely yours,

/s/ Joseph Hess
Joseph Hess